UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2013

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, the Board of Directors (the “Board”) of Supreme Industries, Inc. (the “Company”) elected Mark D. Weber to serve as a director and as a member of the Company’s Executive Committee.  As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2013, Mr. Weber was selected by the Company’s Board to be its President and Chief Executive Officer effective May 6, 2013.  Mr. Weber, 55, served since 2003 as the Group President for five (5) divisions of Federal Signal Corporation, a global manufacturer of environmental and safety solutions for municipal, governmental, and industrial clients.  He holds a Bachelor of Science degree in Mechanical Engineering from Rose Hulman Institute of Technology and a Masters of Business Administration degree from Indiana University.  The Company and its wholly-owned subsidiary, Supreme Corporation, entered into an employment agreement (the “Employment Agreement”) with Mr. Weber.  The term of the Employment Agreement is from May 6, 2013, to May 5, 2016, with there to be an automatic renewal for successive one year periods unless either party provides notice of non-renewal at least 90 days prior to the end of the term then in effect.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 8, 2013, in Goshen, Indiana, at which the following matters were submitted for a vote to our stockholders:

(1)           To elect two Class A and six Class B director nominees to serve until the next annual meeting and until their successors have been elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A
Edward L. Flynn	8,354,745	315,180	166,899	3,495,690
Mark C. Neilson	8,614,984	202,357	19,483	3,495,690

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class B
William J. Barrett	1,716,937	—	N/A
Robert J. Campbell	1,716,937	—	N/A
Arthur J. Gajarsa	1,716,937	—	N/A
Herbert M. Gardner	1,716,937	—	N/A
Thomas B. Hogan, Jr.	1,716,937	—	N/A
Wayne A. Whitener	1,716,937	—	N/A

(2)           To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,958,591	492,639	98,040	3,495,690

(3)           To determine, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes

4,811,562	317,034	5,308,123	114,001	3,495,690

The Company’s stockholders voted, on an advisory basis, for “Every 3 Years” as their preferred frequency of conducting future advisory votes on executive compensation.  The Board has considered the voting results of this advisory vote and other factors, and the Board has determined that future advisory votes on executive compensation will be held every three years until the next required stockholder advisory vote on the frequency of such votes or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

(4)           To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013 which was approved by the following vote:

Votes For	Votes Against	Abstentions

13,857,596	174,401	11,513

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 13, 2013	By:	/s/ Matthew W. Long
Matthew W. Long,
Chief Financial Officer